UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 6, 2008
Date of Report (Date of earliest event reported)
_____________________

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

On August 5, 2008, Huron Consulting Group Inc. issued a press release announcing its financial results for the three and six months ended June 30, 2008.  A copy of the press release was furnished as Exhibit 99.1 on a Current Report on Form 8-K on the same day.  The press release contained an error in footnote 2 of the outlook section. Total intangible assets amortization and rapid intangible assets amortization for the full year 2008 was incorrectly stated as $5.0 million and $3.2 million, respectively.  The correct amounts are $8.5 million and $5.2 million, respectively.  The outlook section, reflecting the corrected footnote, is presented below in its entirety.

Outlook for the Remainder of 2008

The table below presents the components of the Company’s outlook based on currently available information, for both the low and high end of the ranges, for the third quarter and the full year 2008 (in millions except earnings per share):

	Legacy Huron (1)			Stockamp (2)			Restructuring and Severance Impact (3)	Combined Huron
	Low		High	Low		High		Low		High
Third Quarter 2008
Revenues	$152.0	-	$157.0	$14.0	-	$16.0	$(2.0)	$164.0	-	$171.0
EBITDA	$32.0	-	$35.0	$(1.5)	-	$ —	$(2.5)	$28.0	-	$32.5
Operating Income	$26.0	-	$29.5	$(5.0)	-	$(4.0)	$(2.5)	$18.5	-	$23.0
Diluted EPS	$0.72	-	$0.82	$(0.26)	-	$(0.24)	$(0.08)	$0.38	-	$0.50

Full Year 2008
Revenues	$595.0	-	$615.0	$35.0	-	$40.0	$(5.0)	$625.0	-	$650.0
EBITDA	$116.5	-	$124.5	$ 4.5	-	$ 6.5	$(2.5)	$118.5	-	$128.5
Operating Income	$94.5	-	$102.5	$(4.0)	-	$(2.0)	$(2.5)	$88.0	-	$98.0
Diluted EPS	$2.53	-	$2.77	$(0.35)	-	$(0.30)	$(0.08)	$2.10	-	$2.39

————————
(1)
The Legacy Huron column represents revenues and earnings estimates without giving consideration to the acquisition of Stockamp, the impact of the elimination of the operational consulting group within the Corporate Consulting segment, and the severance charges relating to the workforce reductions as described above.

(2)
While the Stockamp acquisition will be dilutive to 2008 earnings, it should be accretive to 2009 earnings, as we estimate Stockamp will have revenues in excess of $100 million for 2009 and should have comparable operating metrics to our Health and Education Consulting segment. Based on a preliminary valuation that is subject to refinement, estimated results for the third quarter and full year 2008 also include estimates for intangible assets amortization totaling $3.5 million and $8.5 million, respectively, of which $2.0 million and $5.2 million, respectively, represents rapid amortization. This column also includes the estimated interest cost associated with the acquisition as well as dilution resulting from shares issued in connection with the acquisition.

(3)
The Restructuring and Severance Impact column represents estimated revenues and earnings foregone due to the elimination of the operational consulting group and includes $2 million in severance charges relating to the workforce reductions.

Share-based compensation expense of approximately $7.5 million and $28.0 million is included in the Q3 and full year 2008 estimates, respectively. Weighted average diluted share counts for 2008 are estimated to be 19.9 million for Q3 2008 and 19.1 million for full year 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	August 6, 2008	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer